EXHIBIT A

                     AMENDMENT TO ARTICLES OF INCORPORATION

RESOLVED, the Articles of Incorporation of Old Night, Inc. as follows:

1. The First Article be amended changing the name from Old Night, Inc. to NxGen Networks, Inc.

2. The Certificate of Articles of Amendment of the Articles of Incorporation as attached to this resolution is hereby approved.

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                                 OLD NIGHT, INC.

         Pursuant to the provisions of section 78.209, Nevada Revised Statutes, the undersigned President and Secretary of Old Night, Inc. (the "Corporation"), does hereby certify the Board of Directors of the Corporation adopted a resolution to amend the original articles as follows:

Article First which presently reads as follows:

                                  ARTICLE FIRST
                                 Corporate Name

         The name of the Corporation shall be:

                                 OLD NIGHT, INC.

Is hereby amended to read as follows:

                                  ARTICLE FIRST
                                 Corporate Name

         The name of the Corporation is:

                              NXGEN NETWORKS, INC.
                              --------------------

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 5,460,400; that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


         The effective date of this amendment is July __, 2000, at the Closing.



------------------------------                    ------------------------------
Xenios Xenopoulos, Secretary                      Xenios Xenopoulos, President


On the _____ Day of July, 2000 Xenios Xenopoulos the sole director and officer of the Company personally appeared before me, a Notary Public in and for the Country of Cyprus, and acknowledged that he executed the above instrument.


                                                  ------------------------------
                                                  Notary Public in and for the
                                                  Country of Cyprus